UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2024, Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), pursuant to which the Company agreed to sell, (i) an aggregate of 7,918,764 registered shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), (ii) registered pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,192,347 shares of Common Stock and (iii) unregistered warrants to purchase up to 16,666,667 shares of Common Stock (the “Warrants”, together with the Pre-Funded Warrants and the Common Stock, the “Securities”), at a purchase price of $0.36 per share of Common Stock and accompanying Common Warrant, or $0.35995 per Pre-Funded Warrant and accompanying Common Warrant. The offering of the Securities (the “Offering”) yielded gross proceeds to the Company of approximately $4.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The Offering is expected to close on June 28, 2024, subject to the satisfaction of customary closing conditions.

The Warrants will be exercisable six (6) months after the issuance date, will expire five years following the date of issuance and have an exercise price of $0.3912 per share.

Each Pre-Funded Warrant is immediately exercisable for one (1) share of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.00005 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full.

A holder of the Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Purchase Agreement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim agreed to serve as exclusive placement agent for the issuance and sale of the Securities. The Company has agreed to pay Maxim an aggregate cash fee of 6.0% of the aggregate proceeds raised from the sale and issuance of the Securities. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse Maxim up to $40,000 for its legal expenses.

The 7,918,764 shares of Common Stock, the 3,192,347 Pre-Funded Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants were offered and sold pursuant to a registration statement on Form S-3 (File No. 333-258640), which was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2021 and was declared effective by the Commission on August 19, 2021 (the “Registration Statement”). The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, and they were not offered pursuant to the prospectus supplement and the accompanying prospectus. The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) to register the resale of the shares of Common Stock (the “Warrant Shares”) underlying the Warrants and to use commercially reasonable efforts to cause such registration statement to become effective by December 26, 2024.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the Offering, the Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Purchaser. Under the Warrant Amendment Agreement, the Company agreed to amend its existing warrants to purchase up to an aggregate of 4,054,055 shares of Common Stock (collectively, the “Existing Warrants”) that were previously issued to the investor in July 2023, such that, effective upon the closing of the Offering, the amended Existing Warrants will have an exercise price of $0.3912 per share and a termination date of June 28, 2029.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Pre-Funded Warrants, the Placement Agency Agreement and the Warrant Amendment Agreement are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Warrant, the Form of Pre-Funded Warrant, the Placement Agency Agreement and the Warrant Amendment Agreement, which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion, including the related consent, of Thompson Hine LLP relating to the validity of the securities issued in the Offering is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the unregistered Common Warrants and the shares of Common Stock underlying such warrants is incorporated herein by reference.

Item 8.01 Other Events.

On June 27, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion of Thompson Hine LLP

10.1*	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, dated as of June 27, 2024 by and between the Company and the placement agent party thereto.

10.3	Warrant Amendment Agreement, dated June 27, 2024.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brainstorm Cell Therapeutics Inc.

Date: June 28, 2024	By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Co-Chief Executive Officer